                                                                   Exhibit 99.17

             Article 11 of the Texas Revised Limited Partnership Act

                           ARTICLE 11. INDEMNIFICATION

                                   Definitions

 Sec. 11.01. In this article:

 (1) "Limited partnership" includes a domestic or foreign predecessor entity of the limited partnership in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the limited partnership by operation of law and in any other transaction in which the limited partnership assumes the liabilities of the predecessor but does not specifically exclude liabilities that are governed by this article.

 (2) "Enterprise" means a foreign or domestic limited partnership, corporation, general partnership, joint venture, sole proprietorship, trust, employee benefit plan, or similar entity.

 (3) "Expenses" includes court costs and attorney's fees.

 (4) "General partner" includes:

 (A) any person who, while a general partner of a limited partnership, is or was serving at the request of the limited partnership as a representative of an enterprise; and

 (B) a representative of an enterprise that is a general partner of the limited partnership.

 (5) "Official capacity" means:

 (A) if used with respect to a general partner, the exercise of authority by or on behalf of a general partner under this Act or the partnership agreement, other than service for another enterprise; and

 (B) if used with respect to a limited partner, employee, or agent, the relationship undertaken by the limited partner, employee, or agent on behalf of the limited partnership, other than service for another enterprise.

 (6) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

 (7) "Representative" means a person serving as a partner, director, officer, venturer, proprietor, trustee, employee, or agent of an enterprise or serving a similar function for an enterprise.

                 General power and standard for indemnification

 Sec. 11.02. If provided in a written partnership agreement, a limited partnership may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a general partner only if it is determined in accordance with Section 11.06 of this Act that the person:

 (1) acted in good faith;

 (2) reasonably believed:

 (A) in the case of conduct in the person's official capacity as a general partner of the limited partnership, that the person's conduct was in the limited partnership's best interests; and

 (B) in all other cases, that the person's conduct was at least not opposed to the limited partnership's best interests; and

 (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

                 Limitations on general power of indemnification

 Sec. 11.03. Except to the extent permitted by Section 11.05 of this Act, a general partner may not be indemnified under Section 11.02 of this Act with respect to a proceeding in which:

 (1) the person is found liable on the basis that the person improperly received personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity; or

 (2) the person is found liable to the limited partnership or the limited partners.

             Effect of settlement or other termination of proceeding

 Sec. 11.04. The termination of a proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent does not alone determine that the person did not meet the requirements provided by Section
11.02 of this Act. A person is considered to have been found liable in relation to any claim, issue, or matter only if the person has been adjudged liable by a court of competent jurisdiction and all appeals have been exhausted.

        Liabilities for which indemnification allowed under general power

 Sec. 11.05. A general partner may be indemnified under Section 11.02 of this Act against judgments, penalties, including excise and similar taxes, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, except that if the person is found liable to the limited partnership or the limited partners or is found liable on the basis that the person improperly received personal benefit, the indemnification:

 (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; and

 (2) shall not be made in relation to a proceeding in which the person has been found liable for wilful or intentional misconduct in the performance of the person's duty to the limited partnership or the limited partners.

                    Determination that standard has been met

 Sec. 11.06. A determination that indemnification is permissible under Section
11.02 of this Act must be made:

 (1) by a majority vote of a quorum consisting of general partners who at the time of the vote are not named defendants or respondents in the proceeding;

 (2) by special legal counsel selected by the general partners by vote as provided by Subdivision (1) of this section or, if such a quorum cannot be obtained, by a majority vote of all general partners; or

 (3) by a majority in interest of the limited partners in a vote that excludes the interests held by general partners who are named defendants or respondents in the proceeding.

     Authorization of payment and determination of reasonableness of amount

 Sec. 11.07. Authorization of indemnification and determination of a reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination of reasonableness of expenses must be made in the manner specified by Subdivision (2) of Section 11.06 of this Act governing the selection of special legal counsel. A provision contained in a written partnership agreement, a resolution of the general partners or of a majority in interest of the limited partners, or an agreement that makes mandatory the indemnification permitted under Section 11.02 of this Act, constitutes authorization of indemnification in the manner required by this section even though the provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

             Mandatory indemnification of successful general partner

 Sec. 11.08. A limited partnership shall indemnify a general partner against reasonable expenses incurred by the general partner in connection with a proceeding in which the general partner is a named defendant or respondent because the general partner is or was a general partner if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

                 Expenses of suit for mandatory indemnification

 Sec. 11.09. If, in a suit for the indemnification required by Section 11.08 of this Act, a court of competent jurisdiction determines that the general partner is entitled to indemnification under that section, the court shall order indemnification and shall award to the general partner the expenses incurred in securing the indemnification.

      Court authorization of indemnification when not otherwise authorized

 Sec. 11.10. If, on application of a general partner, a court of competent jurisdiction determines, after giving notice that the court considers necessary, that the general partner is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether the general partner has met the requirements set forth in Section 11.02 of this Act or has been adjudged liable in the circumstances described by Section 11.03 of this Act, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the general partner is found liable to the limited partnership or the limited partners or if the general partner is found liable on the basis that personal benefit was improperly received by the general partner, whether or not the benefit resulted from an action taken in the general partner's official capacity.

                           Advance payment of expenses

 Sec. 11.11. The limited partnership may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a general partner who was, is, or is threatened to be made a named defendant or respondent in a proceeding, without the determination specified in Section 11.06 of this Act or the authorization or determination specified in Section 11.07 of this Act, after the limited partnership receives a written affirmation by the general partner of the general partner's good faith belief that the general partner has met the standard of conduct necessary for indemnification under this article, and a written undertaking by or on behalf of the general partner to repay the amount paid or reimbursed if it is ultimately determined that the general partner has not met that standard or it is ultimately determined that indemnification of the general partner against expenses incurred by such general partner in connection with that proceeding is prohibited by Section 11.05 of this Act. A provision contained in a written partnership agreement, a resolution of the general partners or of the limited partners, or an agreement that makes mandatory the payment or reimbursement permitted under this Section shall be deemed to constitute authorization of that payment or reimbursement.

          Type of undertaking required for advance payment of expenses

 Sec. 11.12. The written undertaking required by Section 11.11 of this Act must be an unlimited general obligation of the general partner, but need not be secured and may be accepted without reference to financial ability to make repayment.

                     Limits on a contractual indemnification

 Sec. 11.13. A provision for a limited partnership to indemnify or to advance expenses to a general partner who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the limited partnership agreement, a resolution of the general partners or the limited partners, an agreement, or otherwise, except in accordance with Section 11.18 of this Act, is valid only to the extent that it is consistent with this article or with the applicable reimbursement provisions of the Texas Uniform Partnership Act (Article 6132b, Vernon's Texas Civil Statutes), or the Texas Revised Partnership Act and its subsequent amendments as limited by the limited partnership agreement, if such a limitation exists.

                      Reimbursement of expenses as witness

 Sec. 11.14. Notwithstanding any other provision of this article, a limited partnership may pay or reimburse expenses incurred by a general partner in connection with the general partner's appearance as a witness or other participation in a proceeding involving or affecting the limited partnership at a time when the general partner is not a named defendant or respondent in the proceeding.

     Indemnification and advances to limited partners, employees, and agents

 Sec. 11.15. A limited partnership may indemnify and advance expenses to a limited partner, employee, or agent of the limited partnership to the same extent that it may indemnify and advance expenses to a general partner under this article.

      Indemnification and advances to persons serving partnership in other enterprises

 Sec. 11.16. A limited partnership may indemnify and advance expenses to persons who are not or were not limited partners, employees, or agents of the limited partnership but who are or were serving at the request of the limited partnership as a representative of another enterprise to the same extent that it may indemnify and advance expenses to a general partner under this article.

             Indemnification of persons other than general partners

 Sec. 11.17. A limited partnership may further indemnify and advance expenses to a limited partner, employee, agent, or person identified in Section 11.16 of this Act and who is not a general partner, to the extent, consistent with law, provided by its partnership agreement, by general or specific action of its general partner, by contract, or as permitted or required by common law.

                  Insurance and other arrangements for payment

 Sec. 11.18. Except as otherwise provided by this article, and unless otherwise provided by the partnership agreement, a limited partnership may purchase and maintain insurance or another arrangement on behalf of any person who is or was a general partner, limited partner, employee, or agent of the limited partnership, or who is or was serving at the request of the limited partnership as a representative of another enterprise, against any liability asserted against the person and incurred by the person in that capacity or arising out of the person's status in that capacity, regardless of whether the limited partnership would have the power to indemnify the person against that liability under this article. However, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or other arrangement may provide for payment of a liability with respect to which the limited partnership would not have the power to indemnify the person only if it includes coverage for the additional liability that has been approved by a majority in interest of the limited partners of the limited partnership. Without limiting the power of the limited partnership to procure or maintain any kind of insurance or other arrangement, a limited partnership may, for the benefit of persons indemnified by the limited partnership, create a trust fund, establish any form of self-insurance, secure its indemnity obligation by grant of a security interest or other lien on the assets of the limited partnership, or establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the limited partnership or with an insurer or other person considered appropriate by the general partner regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the limited partnership. In the absence of actual fraud, the judgment of the general partners as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement is conclusive, and the insurance or other arrangement is not voidable and does not subject the general partners approving the insurance or other arrangement to liability, on any ground, regardless of whether general partners participating in approving the insurance or other arrangement will be beneficiaries.

                     Reports of indemnification and advances

 Sec. 11.19. Any indemnification of or advance of expenses to a general partner in accordance with this article shall be reported promptly in writing to the limited partners. The report must be made not later than six months after the date that the indemnification occurs.

                        Service to employee benefit plan

 Sec. 11.20. For purposes of this article, the limited partnership is considered to have requested a general partner to serve an employee benefit plan if the performance by a general partner of the general partner's duties to the limited partnership also imposes duties on or otherwise involves services by the general partner to the plan or participants in or beneficiaries of the plan. Excise taxes assessed on a general partner with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a general partner with respect to an employee benefit plan in the performance of the general partner's duties for a purpose reasonably believed by the general partner to be in the interest of the participants and beneficiaries of the plan is considered to be for a purpose that is not opposed to the best interests of the limited partnership.

                         Restrictions on indemnification

 Sec. 11.21. The written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership is required or permitted to indemnify a person under Section 11.08, 11.09, 11.10, 11.15, 11.16, or 11.17.